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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 27, 1998 and August 15, 1997 related to the financial statements of Channel Communications, Inc., f/k/a Kenya Corp., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

Williams Young, LLC

/s/ Williams Young, LLC

Madison, Wisconsin
May 28, 1999